      As filed with the Securities and Exchange Commission on May 10, 2001

                                               Registration Number 333-
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         WEATHERFORD INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   04-2515019
                      (I.R.S. Employer Identification No.)

                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF       AMOUNT TO BE REGISTERED    OFFERING PRICE PER      PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
  SECURITIES TO BE REGISTERED                                     SHARE(1)               OFFERING PRICE (1)        REGISTRATION FEE
  ---------------------------     -----------------------    ------------------      --------------------------    ----------------
Common Stock, $1.00 par value          5,000,000(2)                 $53.425                $267,125,000.00            $66,785.00


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on May 8, 2001.

(2) Includes an indeterminable number of shares that may be issued under the terms of the Sale and Purchase Agreement dated February 24, 2001, among the Registrant, an affiliate of the Registrant and the selling stockholders named herein, as amended.

                          ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated May 10, 2001


PROSPECTUS

                                3,387,317 Shares

                         WEATHERFORD INTERNATIONAL, INC.

                                  Common Stock

                        --------------------------------

     The selling stockholders of Weatherford International, Inc. listed on page 4 may offer and resell up to 3,387,317 shares of our common stock under this prospectus. We will not receive any of the proceeds from sales of shares by the selling stockholders.

     Our common stock is traded on the New York Stock Exchange under the symbol "WFT". On May 8, 2001, the last reported sales price for our common stock on the New York Stock Exchange was $53.86 per share.

     The selling stockholders may sell these shares from time to time on the New York Stock Exchange or otherwise. They may sell the shares at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for their legal fees in excess of $10,000 and for any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts will be negotiated before the sales. We will pay all of the other offering expenses.

     Our principal executive offices are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. Our telephone number is (713) 693-4000.

                        --------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------------

                 The date of this prospectus is May   , 2001.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. IN THIS PROSPECTUS, WHEN WE REFER TO WEATHERFORD AND USE PHRASES SUCH AS "WE" AND "US", WE ARE GENERALLY REFERRING TO WEATHERFORD INTERNATIONAL, INC. AND ITS SUBSIDIARIES AS A WHOLE OR ON A DIVISION BASIS DEPENDING ON THE CONTEXT IN WHICH THE STATEMENTS ARE MADE.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.......................2

SELLING STOCKHOLDERS......................................4

PLAN OF DISTRIBUTION......................................5

LEGAL MATTERS.............................................6

EXPERTS...................................................6


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect and copy those reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

     The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. You can also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed with the SEC a registration statement on Form S-3 covering the shares offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common stock being offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

     The following documents that we have filed with the SEC (File No.1-13086) are incorporated by reference into this prospectus:

     o Our Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Amendment Nos. 1 and 2 to Form 10-K and Forms 10-K/A;

     o    Our Current Report on Form 8-K dated January 30, 2001;

     o Our Current Report on Form 8-K dated February 9, 2001, as amended by Amendment No. 1 to Form 8-K on Form 8-K/A;

     o    Our Current Report on Form 8-K dated April 19, 2001; and

     o The description of our common stock contained in our Registration Statement on Form 8-A (filed May 19, 1994) and as amended by our Registration Statement on Form S-3 (Registration No. 333-44272), including any amendment or report filed for the purpose of updating such description.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Secretary (telephone number: (713) 693-4000). If you have any other questions regarding us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                              SELLING STOCKHOLDERS

     The selling stockholders acquired their shares of common stock from us in connection with our acquisition of their shares of Orwell Group plc. Each of the selling stockholders is a party to a registration rights agreement in which we agreed to register the shares of common stock issued to them in the acquisition and to use our best efforts to keep the registration statement effective until all of the registered shares of common stock are sold or may be sold under Rule 144(k) under the Securities Act of 1933, which should be no later April 19, 2003. Registration of these shares does not necessarily mean that the selling stockholders will sell any or all of the shares.

     3i Group plc may assign its registration rights to any of its affiliates to whom it transfers any of its shares. Additionally, members of the Suttie family may assign their registration rights to transferees of their shares who receive the shares by gift, will or through trusts. These transferees or donees will be included in a prospectus supplement if they wish to use this prospectus to re-offer the shares.

     We will pay all expenses of registering the shares under the Securities Act of 1933, including all registration and filing fees, printing expenses, the fees and disbursements of our counsel and accountants and up to $10,000 of the fees and disbursements for one counsel for the selling stockholders. We also will indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the selling stockholders may be required to make in respect thereof. The selling stockholders will pay any brokerage commissions and similar expenses attributable to the sale of the shares.

     The following table sets forth the beneficial ownership of common stock by each selling stockholder as of May 10, 2001, all of which may be sold pursuant to this prospectus:

                         Name of                                   Number of             Percent of
                   Selling Stockholder                         Shares Owned (1)      Outstanding Shares
                  --------------------                        -----------------      ------------------
3i Group plc............................................             921,219                 *
David A. Suttie.........................................              83,747                 *
Dorothy E. Suttie.......................................             435,485                 *
Ian Alexander Suttie....................................           1,899,298(2)              *
Ian Suttie Trust (3)....................................              47,568                 *
----------

*    Less than 1%
(1) Because the selling stockholders may offer all or a portion of the shares pursuant to this prospectus, we cannot estimate to the number of shares of our common stock that the selling stockholders will hold upon termination of any sales.

(2) Includes 290,610 shares held in escrow to secure certain indemnification obligations to us in connection with our acquisition from the selling stockholders of their shares of Orwell Group plc. The escrowed shares, or the proceeds from any sales of those shares, will be released from escrow upon the later of April 19, 2002 or the disposition of any claims we have made for indemnification prior to that date.

(3) Trustees are P & W Trustees Limited and Ian Alexander Suttie. Ian Alexander Suttie is the sole beneficiary under the Ian Suttie Trust.

     Ian Alexander Suttie and Dorothy E. Suttie are husband and wife. David A. Suttie is the brother of Ian Alexander Suttie. Ian Alexander Suttie is serving as a temporary nominee director for three of the subsidiaries of Orwell Group plc until we can appoint new directors.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that they may offer and sell the shares of common stock offered by this prospectus from time to time in one or more of the following transactions:

     o through the New York Stock Exchange or any other securities exchange that quotes the common stock

     o    in the over-the-counter market

     o in transactions other than on such exchanges or in the over-the-counter market (including negotiated transactions and other private transactions)

     o in short sales of the common stock, in transactions to cover short sales or otherwise in connection with short sales

     o by pledge to secure debts and other obligations or on foreclosure of a pledge

     o through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock

     o    in a combination of any of the above transactions.

     The selling stockholders also have advised us that the hedging transactions that may be entered into by the selling stockholders from time to time may include, among others, one or more of the following transactions, in which a selling stockholder may:

     o enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the common stock under this prospectus, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions

     o sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with their short positions

     o enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus or

     o loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

     The selling stockholders have advised us that they may use broker-dealers or other persons to sell their shares in transactions that may include, among others, one or more of the following:

     o a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction

     o purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account

     o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Broker-dealers or other persons may receive discounts or commissions from the selling stockholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. Broker-dealers or other persons engaged by the selling stockholders may allow other broker-dealers or other persons to participate in resales. The selling stockholders may agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933. If a broker-dealer purchases shares as a principal, it may resell the shares for its own account under this prospectus. A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options.

     The selling stockholders have advised us that they may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices and that the transactions listed above may include cross or block transactions.

     Instead of selling common stock under this prospectus, the selling stockholders have advised us that they may sell common stock in compliance with the provisions of Rule 144 under the Securities Act of 1933, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act.

     We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

                                  LEGAL MATTERS

     Burt M. Martin, our Vice President - Law, has advised us with respect to the validity of the shares of common stock offered by this prospectus. Mr. Martin holds options to purchase 114,013 shares of common stock.

                                     EXPERTS

     The consolidated financial statements of Weatherford International, Inc. and the related consolidated financial statement schedule as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The  estimated expenses in connection with this offering are:

     Securities and Exchange Commission Registration Fee.............$66,785
     New York Stock Exchange Listing Fee.............................  1,500
     Legal Fees and Expenses......................................... 11,000
     Accounting Fees and Expenses....................................  2,500
     Blue Sky Fees and Expenses (including legal fees)...............  1,000
     Miscellaneous...................................................  2,215
                                                                     -------
              TOTAL..................................................$85,000
                                                                     =======

     We will pay up to $10,000 of the fees and expenses of one counsel for the selling stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the eight members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 16. EXHIBITS.

        3.1   -   Amended and Restated Certificate of Incorporation of the Registrant, as amended
                  (incorporated by reference to Exhibit  No. 3.1 to Form 10-K (File 1-13086) filed
                  March 30, 1999).
        3.2   -   By-laws of the  Registrant,  as amended  (incorporated  by  reference to Exhibit No.
                  3.2 to Form 8-K (File 1-3086) filed June 2, 1998).
        3.3   -   Certificate of Designation of the  Registrant's  Series A Preferred Stock, par value
                  $1.00  per  share   (incorporated  by  reference  to  Exhibit  3.3  to  Registration
                  Statement on Form S-3 (Reg. No. 333-41344)).
        4.1   -   See Exhibits numbered 3.1 and 3.2 for provisions of the Amended and Restated
                  Certificate of Incorporation and By-laws of the Registrant defining the rights of the holders of Common Stock.
        4.2   -   Amended and Restated  Credit  Agreement  dated as of May 27, 1998,  among EVI, Inc.,
                  EVI Oil Tools  Canada  Ltd.,  Chase  Bank of Texas,  National  Association,  as U.S.
                  Administrative  Agent, The Bank of Nova Scotia, as Documentation  Agent and Canadian
                  Agent,  ABN AMRO Bank,  N.V., as Syndication  Agent,  and the other Lenders  defined therein,  including  the forms of Notes  (incorporated  by  reference to Exhibit No.
                  4.1 to Form 8-K (File 1-13086) filed June 16, 1998).
        4.3   -   Indenture  dated as of October 15, 1997,  between EVI, Inc. and The Chase  Manhattan
                  Bank,  as Trustee  (incorporated  by reference  to Exhibit No. 4.13 to  Registration
                  Statement on Form S-3 (Reg. No. 333-45207)).
        4.4   -   First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and
                  The Chase Manhattan Bank, as Trustee (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to Form 8-K (File 1-13086) filed November 5, 1997).
        4.5   -   Registration  Rights  Agreement  dated  November  3, 1997,  by and among EVI,  Inc.,
                  Morgan  Stanley  &  Co.  Incorporated,   Donaldson,  Lufkin  &  Jenrette  Securities
                  Corporation,   Credit  Suisse  First  Boston  Corporation,   Lehman  Brothers  Inc.,
                  Prudential  Securities  Incorporated  and  Schroder  &  Co.  Inc.  (incorporated  by reference  to  Exhibit  4.3 to  Current  Report  on Form 8-K  (File  1-13086)  filed
                  November 5, 1997).
        4.6   -   Indenture  dated  May 17,  1996,  between  Weatherford  Enterra,  Inc.  and  Bank of
                  Montreal  Trust  Company,  as Trustee  (incorporated  by reference to Exhibit 4.1 to
                  Weatherford  Enterra,  Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May
                  28, 1996).
        4.7   -   First  Supplemental  Indenture  dated and effective as of May 27, 1998,  between EVI
                  Weatherford,  Inc., the successor by merger to Weatherford  Enterra,  Inc., and Bank of Montreal Trust Company,  as Trustee  (incorporated by reference to Exhibit 4.1 to
                  Weatherford  Enterra,  Inc.'s  Current  Report on Form 8-K (File No.  1-7867)  filed
                  June 2, 1996).
        4.8   -   Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current Report on Form 8-K
                  (File No. 1-7867) dated May 28, 1996).

        4.9   -   Registration  Rights Agreement,  dated as of February 9, 2001, between WEUS Holding,
                  Inc.  and  Universal  Compression  Holdings,  Inc.  (incorporated  by  reference  to
                  Exhibit  4.3  to  the  Quarterly  Report  on  Form  10-Q  of  Universal  Compression
                  Holdings, Inc. (File No. 001-15843) filed on February 14, 2001).
        4.10  -   Second Supplemental Indenture dated June 30, 2000, between Weatherford International,
                  Inc. and The Bank of New York, as successor trustee to Bank of Montreal Trust
                  (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current
                  Report on Form 8-K (File No. 1-13086) filed July 10, 2000).
        4.11  -   Registration   Rights   Agreement   dated  June  30,   2000,   between   Weatherford
                  International,   Inc.  and  Morgan  Stanley  &  Co.  Incorporated  (incorporated  by reference  to Exhibit  4.2 to Current  Report on Form 8-K (File No.  1-13086)  filed
                  July 10, 2000).
       *4.12 -    Sale and  Purchase  Agreement  dated  February  24,  2001,  among  Weatherford  U.K.
                  Limited,   3i  Group  plc,  Ian   Alexander   Suttie  and  Others  and   Weatherford
                  International, Inc., as amended by Letter Agreement dated April 19, 2001.
       *4.13  -   Registration   Rights  Agreement  dated  April  19,  2001,  among  Weatherford  U.K.
                  Limited, Weatherford International, Inc. and the stockholders listed therein.

       *4.14  -   Credit  Agreement  dated April 26,  2001,  among  Weatherford  International,  Inc.,
                  Weatherford   Eurasia   Limited,   Weatherford   Eurasia  B.V.,  Bank  One,  NA,  as
                  Administrative  Agent and Lender,  The Royal Bank of Scotland plc, as  Documentation
                  Agent and Lender,  Royal Bank of Canada, as Syndication  Agent and Lender,  ABN AMRO
                  Bank N.V.,  as  Syndication  Agent and Lender,  Banc One Capital  Markets,  Inc., as
                  Lead Arranger and Sole Book Runner, and the other Lenders defined therein.
        *5.1  -   Opinion of Burt M. Martin, Vice President - Law and Secretary of the Registrant.
       *23.1  -   Consent  of Arthur  Andersen  LLP,  with  respect  to the  financial  statements  of
                  Weatherford International, Inc.
       *23.3  -   Consent of Burt M. Martin, Vice President - Law and Secretary of the Registrant
                  (included in Exhibit 5.1).
       *24.1  -   Powers of Attorney from certain members of the Board of Directors of the Registrant
                  (contained on page II-5).

--------------------
*  Filed herewith.

As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 17. UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas, on May 10, 2001.

                                                 WEATHERFORD INTERNATIONAL, INC.

                                                 By: /s/ Bernard J. Duroc-Danner
                           -----------------------------------------------------
                                                         Bernard J. Duroc-Danner
                             President, Chief Executive Officer, Chairman of the
                                Board and Director (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                             Title                                   Date
                  ---------                                             -----                                   ----
         /s/ Bernard J. Duroc-Danner                    President, Chief Executive Officer,                 May 10, 2001
-------------------------------------------
           Bernard J. Duroc-Danner                       Chairman of the Board and Director
                                                           (Principal Executive Officer)

            /s/ Lisa W. Rodriguez                     Vice President - Finance and Accounting               May 10, 2001
-------------------------------------------
              Lisa W. Rodriguez                         (Principal Financial and Accounting
                                                                      Officer)

            /s/ David J. Butters                                      Director                              May 10, 2001
-------------------------------------------
              David J. Butters


            /s/ Philip Burguieres                                     Director                              May 10, 2001
-------------------------------------------
              Philip Burguieres


            /s/ Sheldon B. Lubar                                      Director                              May 10, 2001
-------------------------------------------
              Sheldon B. Lubar


           /s/ William E. Macaulay                                    Director                              May 10, 2001
-------------------------------------------
             William E. Macaulay


            /s/ Robert B. Millard                                     Director                              May 10, 2001
-------------------------------------------
              Robert B. Millard


          /s/ Robert K. Moses, Jr.                                    Director                              May 10, 2001
-------------------------------------------
            Robert K. Moses, Jr.


             /s/ Robert A. Rayne                                      Director                              May 10, 2001
-------------------------------------------
               Robert A. Rayne

                                INDEX TO EXHIBITS

              Number                               Exhibit
              ------                               -------

               3.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit No. 3.1 to Form 10-K (File 1-13086) filed March 30, 1999).

               3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit No. 3.2 to Form 8-K (File 1-3086) filed June 2, 1998).

               3.3 Certificate of Designation of the Registrant's Series A Preferred Stock, par value $1.00 per share (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (Reg. No. 333-41344)).

               4.1 See Exhibits numbered 3.1 and 3.2 for provisions of the Amended and Restated Certificate of Incorporation and By-laws of the Registrant defining the rights of the holders of Common Stock.

               4.2 Amended and Restated Credit Agreement dated as of May 27, 1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit No. 4.1 to Form 8-K (File 1-13086) filed June 16, 1998).

               4.3 Indenture dated as of October 15, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to Registration Statement on Form S-3 (Reg. No. 333-45207)).

               4.4 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (including Form of Debenture) (incorporated by reference to Exhibit
                              4.2 to Form 8-K (File 1-13086) filed November 5,
                              1997).

               4.5 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Lehman Brothers Inc., Prudential Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File 1-13086) filed November 5, 1997).

               4.6 Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit
                              4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

               4.7 First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) filed June 2, 1996).

               4.8 Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28,
                              1996).

               4.9 Registration Rights Agreement, dated as of February 9, 2001, between WEUS Holding, Inc. and Universal Compression Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Universal Compression Holdings, Inc. (File No. 001-15843) filed on February 14, 2001).

               4.10 Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of New York, as successor trustee to Bank of Montreal Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed July 10, 2000).

               4.11 Registration Rights Agreement dated June 30, 2000, between Weatherford International, Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-13086) filed July 10, 2000).

               *4.12 Sale and Purchase Agreement dated February 24, 2001, among Weatherford U.K. Limited, 3i Group plc, Ian Alexander Suttie and Others and Weatherford International, Inc., as amended by Letter Agreement dated April 19, 2001.

               *4.13 Registration Rights Agreement dated April 19, 2001, among Weatherford U.K. Limited, Weatherford International, Inc. and the stockholders listed therein.

               *4.14 Credit Agreement dated April 26, 2001, among Weatherford International, Inc., Weatherford Eurasia Limited, Weatherford Eurasia B.V., Bank One, NA, as Administrative Agent and Lender, The Royal Bank of Scotland plc, as Documentation Agent and Lender, Royal Bank of Canada, as Syndication Agent and Lender, ABN AMRO Bank N.V., as Syndication Agent and Lender, Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner, and the other Lenders defined therein.

               *5.1 Opinion of Burt M. Martin, Vice President - Law and Secretary of the Registrant.

               *23.1 Consent of Arthur Andersen LLP, with respect to the financial statements of Weatherford International, Inc.

               *23.3 Consent of Burt M. Martin, Vice President - Law and Secretary of the Registrant (included in Exhibit 5.1).

               *24.1 Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on page II-5).
---------------------
*  Filed herewith.